                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
 MALLINCKRODT GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                     [LOGO]

                                                                  NOTICE OF 1995
                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                             AND PROXY STATEMENT

                                                         MALLINCKRODT GROUP INC.

                                                     [LOGO]

MALLINCKRODT GROUP INC.

                                                               September 8, 1995

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on Wednesday, October 18, 1995, in St. Louis, Missouri. A map showing the location of the meeting place is set out at the end of the attached Proxy Statement. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

    This booklet includes the Notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the formal business that will be transacted at the Annual Meeting and provides information about the Company and the items to be voted upon.

    Your vote is very important. Whether or not you expect to attend the Annual Meeting, please ensure that your shares will be represented by promptly completing, signing, and returning your proxy card in the envelope provided. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

    Your cooperation and prompt attention to this matter will be appreciated. Thank you for your continued support of Mallinckrodt Group.

Sincerely,

            [SIGNATURE]

C. RAY HOLMAN
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105           TELEPHONE (314) 854-5200

                                                     [LOGO]

                            MALLINCKRODT GROUP INC.

       HEADQUARTERS OFFICE: 7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105

                              -------------------

             NOTICE OF EIGHTY-SIXTH ANNUAL MEETING OF STOCKHOLDERS
                               -----------------

To our Stockholders:

    The Eighty-Sixth Annual Meeting of Stockholders of Mallinckrodt Group Inc. will be held on Wednesday, October 18, 1995, at 10:00 a.m. local time, at the Corporation's subsidiary, Mallinckrodt Chemical, Inc., 3600 N. Second Street, St. Louis, Missouri, to:

    1. Elect one director for a term expiring in 1997 and four directors for terms expiring in 1998, as RECOMMENDED by the Board of Directors;

    2.   Ratify the appointment of independent auditors to examine and report on
       the  financial  statements  of  the  Corporation  for  fiscal  1996,   as
       RECOMMENDED by the Board of Directors; and

    3. Transact any other business that may properly come before the meeting or any adjournment thereof.

    Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 29, 1995, are entitled to notice of and to vote at the meeting.

    Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please mark the appropriate box on the enclosed proxy card so we can mail a ticket to you in advance of the meeting. If your shares are held through an intermediary such as a bank or brokerage firm, please request a ticket by writing to the Corporate Secretary, Mallinckrodt Group Inc., 7733 Forsyth Boulevard, St. Louis, Missouri 63105. Evidence of your stock ownership must accompany your letter.

Dated: September 8, 1995

                                          By Order of the Board of Directors

                                                     [SIGNATURE]

                                          ROGER A. KELLER
                                          VICE PRESIDENT, SECRETARY AND
                                            GENERAL COUNSEL

Your vote is important. Please promptly mark, date, sign and return your proxy in the enclosed envelope.

                                PROXY STATEMENT
                            MALLINCKRODT GROUP INC.
               7733 FORSYTH BOULEVARD, ST. LOUIS, MISSOURI 63105

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallinckrodt Group Inc. for the Annual Meeting of Stockholders to be held on October 18, 1995, notice of which, to all stockholders of record entitled to vote as of August 29, 1995, accompanies this statement. Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 29, 1995, are entitled to vote at this meeting. At that time, the number of outstanding shares of capital stock of the Corporation entitled to vote was as follows: 4% Cumulative Preferred Stock, par value $100 per share, 98,330 shares and Common Stock, par value $1 per share, 76,816,607 shares. Each such share is entitled to one vote on each matter properly brought before the Annual Meeting.

    Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any signed and returned proxy not specifying to the contrary will be voted as recommended by the Board of Directors. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the meeting.

    Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda; such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy.

    The Annual Report of the Corportation for the fiscal year ended June 30, 1995, this Proxy Statement, and the proxy card are first being mailed to stockholders commencing on or about September 8, 1995.

                                 AGENDA ITEM 1
                             ELECTION OF DIRECTORS

    At the outset of fiscal 1995, the Board of Directors consisted of twelve members. Effective on the date of the Annual Meeting of Stockholders in October 1994, George D. Kennedy, a director of the Corporation since 1975 and the incumbent Chairman of the Board, elected to retire from the Board. In addition, Dr. Louis Fernandez, a director since 1986, did not stand for reelection, having reached the retirement age of 70 for directors under the Board's directors' retirement policy. Effective February 14, 1995, the Board elected William L. Davis, III a director and effective April 3, 1995, elected Anthony Viscusi a director.

    Of the twelve current directors, C. Ray Holman, the Company's Chairman, President and Chief Executive Officer, is the only one who is an employee of the Corporation. Raymond F. Bentele was President and Chief Executive Officer of Mallinckrodt, Inc., a subsidiary, and Executive Vice President of the Corporation, until his retirement as an officer in December 1992. The remaining directors are not and have not been officers or employees of the Corporation.

    As provided in the Corporation's certificate of incorporation and by-laws, the Board is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each must have a minimum of three directors. The class of 1995 has consisted of three directors: Ms. Karmel; Dr. Rushton; and Mr. Toll. Upon recommendation of the Corporate Governance Committee, the Board believes all three directors should be continued in office and has nominated each for re-election by the stockholders for three-year terms.

    Messrs. Davis and Viscusi, having been selected by the Board to fill interim vacancies, are required by New York law to be elected by the stockholders at this meeting to continue in office. The

Corporate Governance Committee has recommended, and the Board has nominated, Mr. Davis for election by the stockholders for a three-year term and Mr. Viscusi for a two-year term in order to keep the three classes of directors as nearly equal as practicable.

    The shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of the nominees as directors to serve for the terms indicated or until their successors shall have been duly elected and qualified. Each of the nominees is willing to so serve. Biographical information, current as of July 1, 1995, concerning each of the nominees and the directors continuing in office follows. There are no family relationships among any of the nominees or any of the incumbents or any executive officer of the Corporation or any of its subsidiaries. Except for Messrs. Davis and Viscusi, all nominees have previously been considered and elected by the stockholders.

    As required by New York law, directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING FIVE NOMINEES (ITEM NO. 1 ON THE PROXY CARD).

         NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1998

                     WILLIAM L. DAVIS, III, 51,  Senior Executive Vice President of  Emerson
  [PHOTO]        Electric  Co. Mr.  Davis joined  Emerson in  1977 and  has had increasingly important responsibilities.  Mr. Davis  was formerly  President of  two  of
                 Emerson's  operating divisions,  Skil and Appleton.  In 1988,  he was named
                 Executive Vice President of Emerson with responsibility for that  company's tool  business. He  was named Senior  Executive Vice President  in 1993 and assumed responsibility for Emerson's power transmission business. In  1995,
                 Mr.  Davis assumed operating responsibilities for Emerson's process control businesses. Member, Audit Committee and Social Responsibility Committee.

                     ROBERTA S. KARMEL, 58, Professor of Law and Co-Director, Center for the
  [PHOTO]        Study of International  Business Law,  Brooklyn Law School  since 1985;  of counsel,  Kelley  Drye &  Warren since  January  1, 1995.  She serves  as a director of Kemper National  Insurance Companies. Mrs.  Karmel served as  a
                 Commissioner of the U.S. Securities and Exchange Commission from 1977 until
                 1980  and as a director of the New York Stock Exchange from 1983 until June
                 1989. She  was  a partner  of  Kelley Drye  &  Warren from  1987  to  1994.
                 Mallinckrodt  director  since  1980. Chair,  Organization  and Compensation
                 Committee and member, Corporate Governance Committee.

                     BRIAN M. RUSHTON, Ph.D., 61, President of the American Chemical Society
  [PHOTO]        (ACS).  Dr.  Rushton  served  as   Senior  Vice  President,  Research   and
                 Development,   for  Air   Products  and  Chemicals,   Inc.,  in  Allentown,
                 Pennsylvania, from 1992  to 1993. He  joined Air Products  in 1981 as  Vice
                 President  of Research and Development. Dr.  Rushton served as President of
                 Celanese  Research  Corporation  for  Celanese  Corporation  (now   Hoechst
                 Celanese)  in Summit, New Jersey, from 1975 to 1981, and also held the post of Corporate  Vice President  Technology from  1980 to  1981.  Mallinckrodt
                 director   since   April   1994.  Member,   Audit   Committee   and  Social
                 Responsibility Committee.

                     DANIEL R.  TOLL, 67,  corporate  and civic  director.  He serves  as  a
  [PHOTO]        director of Brown Group, Inc., A.P. Green Industries, Inc., Kemper National
                 Insurance  Companies,  Kemper  Corporation,  Lincoln  National  Convertible
                 Securities Fund, Inc., Lincoln National Income Fund, Inc., and NICOR,  Inc.
                 He  was formerly President and a director of Walter E. Heller International
                 Corporation,  a  financial  services  firm,  and  was  a  director  of  its subsidiary,  The American National Bank and  Trust Company of Chicago until
                 1985. Since then he has been  a corporate and civic director.  Mallinckrodt
                 director   since   1985.   Member,  Corporate   Governance   Committee  and
                 Organization and Compensation Committee.

           NOMINEE FOR ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1997

                     ANTHONY VISCUSI, 62, President, Chief Executive Officer and director of
  [PHOTO]        Vasomedical, Inc. since June 1994.  Mr. Viscusi was Senior Vice  President,
                 Worldwide Marketing for the AgVet division of Merck & Co. Inc. from 1987 to
                 1993.  In 1961, Mr. Viscusi joined  the international human health division of Merck in which he spent most of his career in various general management
                 positions  after  having  taught   at  Columbia,  Wesleyan  and   Princeton
                 universities. Member, Audit Committee and Corporate Governance Committee.

                         DIRECTORS CONTINUING IN OFFICE

                     RAYMOND  F. BENTELE, 58. Mr. Bentele joined Mallinckrodt, Inc. in 1967,
  [PHOTO]        became Controller and then Vice President, Finance Administration in  1977,
                 Chief  Operating Officer  in 1979,  and was  President and  Chief Executive
                 Officer from 1981  until his  retirement in  December 1992.  He joined  the
                 Corporation as Senior Vice President when it acquired Mallinckrodt, Inc. in
                 1986,  and was Executive Vice President  of the Corporation from 1989 until retirement. He is  a director  of the  Kellwood Company,  Leggett &  Platt,
                 Inc.,  and IMC Global  Inc. Mallinckrodt director  since 1990. Chair, Audit
                 Committee and  member, Social  Responsibility  Committee. Term  expires  in
                 1996.

                     DR.  RONALD G. EVENS, 55, medical  doctor, Director of the Mallinckrodt
  [PHOTO]        Institute of Radiology at Washington University, St. Louis, Missouri,  head of  the Department of Radiology and  Mallinckrodt Professor of Radiology of
                 the University's Medical School, and Professor of Medical Economics at  the
                 Olin  School of Business.  He was Vice Chancellor  for Financial Affairs of
                 the University  during  1988 to  1990  and President  and  Chief  Executive
                 Officer of Children's Hospital, St. Louis, Missouri during 1985-1988. He is a  director of The Boatmen's National Bank of St. Louis and Right Choice of
                 Missouri  (formerly  known   as  Blue  Cross/Blue   Shield  of   Missouri).
                 Mallinckrodt  director since  1990. Chair,  Social Responsibility Committee and member, Audit Committee. Term expires in 1996.

                     ALEC FLAMM, 68, retired Vice  Chairman, President, and Chief  Operating
  [PHOTO]        Officer  of Union  Carbide Corporation. Mr.  Flamm joined  Union Carbide in
                 1949 and over the years  he had increasingly important responsibilities  in technology,  marketing, operations, and management. He became a director of
                 Union Carbide in 1981 and retired from  the board and the company in  1986.
                 Mallinckrodt  director since  1986. Chair, Executive  Committee and member,
                 Organization and Compensation Committee. Term expires in 1996.

                     C. RAY HOLMAN, 52, Chairman since October 1994 and President and  Chief
  [PHOTO]        Executive  Officer and a  director of the  Corporation since December 1992.
                 Mr. Holman joined Mallinckrodt, Inc., as Assistant Controller in 1976,  and
                 held  increasingly more responsible positions thereafter: Controller, 1977;
                 Chief Financial Officer, 1979; Group Vice President, Finance and  Corporate
                 Development and Chief Financial Officer, 1982; and Group Vice President for
                 Hospital  and Laboratory Products, 1983, and for Medical Products, 1985. He
                 continued in operations after the Corporation acquired Mallinckrodt,  Inc., in  1986,  became President  and  Chief Executive  Officer  of Mallinckrodt
                 Medical in 1989, and a Corporate Vice  President in 1990. He is a  director of  Laclede Gas Company and Boatmen's  Bancshares and is active in industry and civic organizations. Member, Executive Committee. Term expires in 1997.

                     CLAUDINE B. MALONE,  59, President of  Financial & Management  Consult-
  [PHOTO]        ing,  a management consulting firm located  in McLean, Virginia. Ms. Malone was a visiting professor at  Colgate-Darden Business School, University  of
                 Virginia,  from  1984  to  1987, and  an  adjunct  professor  at Georgetown
                 University, School  of  Business Administration,  from  1982 to  1984.  She currently  serves  on the  boards of  Dell Computer  Corporation; Hannaford
                 Bros. Co.; Hasbro, Inc.; Houghton Mifflin Company; Lafarge Corporation; The
                 Limited Inc.; Science Applications International Corporation; and The Union
                 Pacific Corporation.  Mallinckrodt director  since February  1994.  Member,
                 Organization   and   Compensation  Committee   and   Social  Responsibility
                 Committee. Term expires in 1997.

                     MORTON MOSKIN, 68, consultant; retired partner, White & Case. He joined
  [PHOTO]        the law firm of  White & Case, New  York City, in 1950,  and was a  partner from  1962 through 1994. Mallinckrodt director since 1973. Chair, Corporate
                 Governance Committee and member, Executive Committee. Term expires in 1997.

                     HERVE M. PINET, 69,  international consultant. Senior Advisor,  Merrill
  [PHOTO]        Lynch  & Co. from 1984  until May 1991. Mr.  Pinet was President, Compagnie
                 Financiere de  Paribas and  Chairman and  Chief Executive  Officer,  Becker
                 Paribas  Inc. from 1982 until 1984. From 1975 to 1978 he was Executive Vice
                 President of  Paribas and  then President  of Paribas  International  until
                 1982.  Mallinckrodt  director  since  1973.  Member,  Corporate  Governance
                 Committee and Executive Committee. Term expires in 1996.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

    In accordance with the laws of the State of New York, the Board of Directors is responsible for supervising the overall affairs of the Corporation. Five committees of the Board, as described below, assist the Board in carrying out its duties.

    The Board held six regular meetings and two special telephone meetings during the 1995 fiscal year. Overall attendance of directors at Board and Committee meetings was in excess of 95%. All directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members.

COMMITTEES OF THE BOARD

    The Board of Directors has established five standing committees: Executive; Audit; Corporate Governance; Organization and Compensation; and Social Responsibility. The committees held a total of twenty regular meetings and four special telephone meetings during fiscal 1995. The Executive Committee consists of Mr. Holman and three non-employee directors. The Audit, Corporate Governance, Organization and Compensation, and Social Responsibility Committees each consists of non-employee directors (although Mr. Bentele, who is Chair of the Audit Committee and a member of the Social Responsibility Committee, is a former officer and employee of the Corporation). The current members of these committees are identified in the personal information about the directors in this Proxy Statement.

    EXECUTIVE COMMITTEE. The Executive Committee, between meetings of the Board and subject to limitations imposed by law or by the Board of Directors, may exercise the powers of the Board as necessary in the best interests of the Corporation. The Executive Committee did not meet during the last fiscal year.

    AUDIT COMMITTEE. The Audit Committee, which met four times during the past fiscal year, evaluates the performance of the Corporation's independent auditors and their fees for services; reviews the scope and results of the audit examination to be performed each year with the independent auditors, the Corporation's internal auditing staff, and management; reviews the non-auditing services performed by the independent auditors and considers the effects thereof on their independence; and reviews the Corporation's internal accounting control systems with the independent auditors.

    CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee met seven times during the last fiscal year. Its functions include making recommendations to the Board of persons to be nominated for election as directors of the Corporation. It also evaluates Board procedures and the performance of the Board, its members, and its committees and reviews developments in the governance of publicly held companies as they may affect the Corporation. This Committee will consider persons recommended by stockholders as potential future nominees for election to the Board if the names of such persons are submitted (in accordance with the bylaws' time requirements described below under "Miscellaneous Information") in writing to the Secretary of the Corporation, together with a full description of the qualifications and business or professional experience of the proposed nominees and a statement from them of their willingness to serve.

    ORGANIZATION AND COMPENSATION COMMITTEE. The Organization and Compensation Committee met eight times during the last fiscal year. The responsibilities of this Committee include overview of the Corporation's stock option plans, incentive compensation, pension and other benefit plans; the review of perquisites and other benefits available to various levels of corporate personnel; and the review and approval and/or recommendation to the Board for approval of the amount and nature of compensation to be paid to corporate officers and other key employees. See pages 16-19 for the report of, and additional information about, this Committee.

    SOCIAL RESPONSIBILITY COMMITTEE. The Social Responsibility Committee met four times during the last fiscal year. Its function is to review the Corporation's policies and procedures in business matters having particular social concern, including environmental protection, equal employment opportunities, occupational health and safety, regulatory compliance, and product quality and safety; to review the aspects of the Corporation's research and development activities relevant to the Committee's purpose; and to review political and social developments as they may affect the Corporation.

DIRECTORS' COMPENSATION

    COMPENSATION FOR DIRECTORS' SERVICES

    Mr. Holman is currently the only employee director of the Corporation. Employee directors receive no fees or remuneration, as such, for service on the Board or on any committee of the Board.

    During the last fiscal year, non-employee directors received an annual retainer of $30,000, attendance fees of $2,000 for each Board meeting attended ($750 for telephone Board meetings), $1,000 for each meeting they attended of a Board committee to which they were assigned ($500 for telephone committee meetings), an annual retainer of $3,600 for services as chair of a Board committee, and an annual retainer of $3,600 for service as a member of the Executive Committee.

    Effective October 1994 and concurrent with the election of Mr. Holman as Chairman of the Board, the Board selected Mr. Flamm to serve as Board intermediary for a one-year term. The responsibilities of the intermediary include presiding at all executive sessions of the Board from which the CEO is absent, interacting with the Board and the CEO in setting agendas and assessing objectives, and coordinating the Board's formal CEO performance appraisal. For his services as Board intermediary, Mr. Flamm receives an annual retainer of $25,000 (of which $18,750 was paid in fiscal 1995), but does not receive an additional retainer for serving as chair or a member of the Executive Committee.

    At the 1994 Annual Meeting, the Company's stockholders approved the Deferral Election Plan for Non-Employee Directors. The Deferral Plan provides non-employee directors with the option of receiving in the form of cash or Common Stock of the Company all or part of their directors' compensation (whether retainers, meeting fees, or cash dividends on Common Stock previously deferred) on a deferred basis. A director electing to participate in the Deferral Plan must file an irrevocable election with the Company before the first day of any calendar year for which the election is to apply. Two non-employee directors have elected to defer all of their retainers and fees, and one non-employee director has elected to defer his retainer, under this plan.

    Non-employee directors participate in the stockholder-approved Directors Stock Option Plan under which, commencing with the 1990 annual meeting until that held in the year 2000, annual grants of stock options are automatically made to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board and is continuing on the Board for a term extending beyond such meeting. Each option grant permits the non-employee director, for a period of up to ten years from the date of grant (unless the period is shortened under provisions taking effect upon death or retirement), to purchase from the Corporation up to 1,500 shares of the Corporation's Common Stock at the fair market value of such shares on the date the option is granted. One-half of the total number of shares covered by each option grant become exercisable on and after its first anniversary and the remaining one-half on and after the second anniversary. An aggregate of 225,000 shares of Common Stock are subject to the Plan. The following automatic grants have been made under the Plan: 15,000 shares in the aggregate to the ten non-employee directors on October 17, 1990, at an exercise price of $18.54 per share (as adjusted to reflect a three-for-one stock split effective November 12, 1991); 15,000 shares in the aggregate to the ten non-employee directors on October 16, 1991, at a split adjusted exercise price of $40.00 per share; 13,500 shares in the aggregate to nine such directors on October 21, 1992, at an exercise price of $34.75 per share; 13,500 shares in the aggregate to nine non-employee directors on October 21, 1993, at an exercise price of $34.44 per share; and 13,500 shares in the aggregate to nine non-employee directors on October 19, 1994, at an exercise price of $31.81 per share. Additional grants of 1,500 shares to each eligible director will automatically be made effective and at the market value on the date of this Annual Meeting. The options are nonstatutory options not intended to qualify under Section 422A of the Internal Revenue Code. The Plan is administered by the Board of Directors. The Board, however, has no authority in respect of grants, which occur automatically as provided in the Plan, and in general, may not materially increase the benefits under the Plan or, without further approval of the stockholders, amend the Plan in any respect involving grants.

    Non-employee directors are also provided with accident coverage while on Company business and may participate in the Company's matching gift program for gifts up to $2,000 per year.

    Pursuant to a Director Retirement Service Plan adopted in 1984, as amended, non-employee directors who serve at least five years as a director, agree to remain available to provide consultation services to Mallinckrodt management, and do not work for a competitor, will upon attainment of age 70 and after retirement from the Board, receive an annual nonqualified pension from the Corporation. The annual pension is payable for the longer of the retired director's years of service or ten years, in an amount equal to a percentage of the annual retainer in effect at retirement, depending upon the length of the director's service (60% if five-six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more). If any retired director dies before receiving the full benefit, the remaining benefit is payable to the surviving spouse until completion or the spouse's earlier death. The Corporation accrued $333,000 in fiscal 1995 against future liabilities under the Plan.

    In accordance with Board policy, the Chief Executive Officer, the Chairman of the Board if he or she is not the Chief Executive Officer, and non-employee directors retire from the board at the annual meeting next following their reaching age 70. Directors who are officers (other than the CEO and the Chairman if he or she is not the CEO) retire at the annual meeting next following the end of their service as an officer subject to the Board's discretion to recommend that the retired officer (if otherwise eligible) be elected as a non-employee director.

    COMPENSATION FOR NON-DIRECTOR SERVICES

    Dr. Evens has for some years rendered consulting services to Mallinckrodt Medical's imaging division. During fiscal 1995, he was paid $35,004 for these services. In general, there has been a history of research grants and contributions to, and other support by Mallinckrodt and its businesses of Washington University, with which Dr. Evens is associated in several capacities; in fiscal 1995, this totalled about $840,000.

    The firm of White & Case, of which Mr. Moskin is a former partner, performed legal services for the Corporation during fiscal 1995 for which that firm was paid its usual and customary charges.

    Mr. Pinet rendered international consulting services for the Corporation and its subsidiaries in fiscal 1995, for which he received $120,000.

    George D. Kennedy, who retired from the Board in October 1994, became a consultant upon his retirement as Chief Executive Officer of the Company on November 1, 1991. At that time, Mr. Kennedy agreed to continue as a director and as Chairman of the Board, in each case if so elected, until the annual meeting in October 1993, in consideration of $675,000 per annum (inclusive of director compensation). His contract was extended for one additional year ending in October 1994 at a fee (inclusive of director compensation) of $500,000 per annum.

                   OWNERSHIP OF THE CORPORATION'S SECURITIES

SECURITIES OWNED BY DIRECTORS AND OFFICERS

    The following table shows the number of shares of the Corporation's Common Stock held beneficially as of July 1, 1995, by each director and nominee for director, each of the named executive officers in the Summary Compensation Table, and all directors and executive officers as a group. The number of shares shown for each individual (and for all directors and officers as a group) represents less than 1% of the Common Stock outstanding. The following named individuals have sole voting and investment power over all stock reflected in the table.

                                             NUMBER OF
                                               COMMON
                                            SHARES OWNED
                                            BENEFICIALLY
                                            AS OF 7/1/95
                      NAME                     (1)(2)
          -----------------------------     ------------
          Raymond F. Bentele                    121,350
          Paul D. Cottone                           490
          William L. Davis                          500
          Ronald G. Evens                         8,200 (3)
          Alec Flamm                              6,150
          C. Ray Holman                         195,663
          Roberta S. Karmel                       7,550
          Claudine B. Malone                        700
          Morton Moskin                           5,853
          Robert G. Moussa                       54,921
          Mack G. Nichols                       138,454
          Herve M. Pinet                         15,750
          Michael A. Rocca                       14,000
          Brian M. Rushton                          200
          Daniel R. Toll                          6,750
          Anthony Viscusi                         1,000
          All directors and executive
            officers as a group (21
            individuals)                        740,813

------------------------
(1) The Securities and Exchange Commission ("SEC") considers any person who has or shares voting and/or investment power with respect to a security or who has the right to acquire a security within sixty days (such as through the exercise of an option), to be the beneficial owner of that security.

(2) Included are 548,050 shares which are subject to stock options held by all directors and executive officers of the Corporation as a group which may be exercised within sixty days of July 1, 1995. Also included are 5,000 shares of restricted stock contingently awarded to Mr. Rocca under the Corporation's 1973 Stock Option and Award Plan. The table does not include share equivalents credited to director participants in the Deferral
     Election Plan for Non-Employee Directors as described on page 6, as to which no voting or investment power exists prior to share issuance.

(3) This does not include 1,300 shares for which Dr. Evens disclaims beneficial ownership.

DIRECTOR SHARE OWNERSHIP REQUIREMENTS

    The Board adopted in 1995 a policy on director share ownership to underscore the importance of better aligning the interests of the directors with those of the Corporation's stockholders. Ownership targets are tied to the amount of the annual retainer paid to directors. Neither unexercised stock options granted under the Directors Stock Option Plan nor share equivalents credited under the Deferral Election Plan for Non-Employee Directors will be included for purposes of satisfying a director's minimum share ownership requirement. Each new director must, within three years after joining the Board, own shares of Mallinckrodt Common Stock with a market value at the time of acquisition of at least one times the annual retainer; and must within two years thereafter (and for so long as service on the Board continues), own shares of Mallinckrodt Common Stock with a value when acquired of at least two times the annual retainer or 1,000 shares, whichever is greater. Directors serving when the policy was adopted must meet similar ownership requirements within three years and five years, respectively, after adoption. In addition to the foregoing, any future candidate for nomination as a non-employee director must beneficially own Common Stock of the Corporation at the time share ownership is reported in the Proxy Statement in which such nomination is submitted for stockholder approval.

OWNERSHIP OF VOTING STOCK BY OTHERS

    On the basis of filings with the SEC and other information deemed reliable by the Corporation (but excluding holdings of Cede & Co. and Kray & Co., nominees for depositories of the New York and Chicago Stock Exchanges, respectively), the Corporation believes that as of on or about August 1, 1995, the following named institution owned more than 5% of the Corporation's Common Stock. No changes in this holding have come to the Corporation's attention since then. To the Corporation's knowledge, no person or concern beneficially owns more than 5% of its Preferred Stock.

                                                                                          DISPOSITIVE             TOTAL
                                                            VOTING AUTHORITY               AUTHORITY            AMOUNT OF
                                                       --------------------------  --------------------------   BENEFICIAL
                  NAME AND ADDRESS                       SOLE         SHARED         SOLE         SHARED        OWNERSHIP
-----------------------------------------------------  ---------  ---------------  ---------  ---------------  ------------
College Retirement Equities Fund ....................  4,319,950             0     4,319,950             0       4,319,950
  New York, N.Y.
  Investment Company

                                                          % OF
                  NAME AND ADDRESS                       CLASS
-----------------------------------------------------  ----------
College Retirement Equities Fund ....................       5.59%
  New York, N.Y.
  Investment Company

               OTHER TRANSACTIONS WITH AND SECTION 16(A) FILINGS
                           OF DIRECTORS AND OFFICERS

    Mr. Cottone has an employment contract with the Corporation that provides for his serving as Senior Vice President of the Company and Chief Executive Officer and President of Mallinckrodt Veterinary, Inc., a wholly-owned subsidiary of the Company, for a minimum base salary of $300,000 per annum until October 1, 1996, and participation in incentive compensation programs and other benefits. His base salary was increased to $321,000 per annum on July 1, 1995.

    Mr. Rocca also has a two-year employment contract with the Corporation (through April 5, 1996) as Senior Vice President and Chief Financial Officer of the Company, that provides a minimum base salary of $260,000 per annum and participation in incentive compensation programs and other benefits. Effective July 1, 1995, his base salary was increased to $285,000.

    Agreements with 10 executive officers, including those named in the Summary Compensation Table, and 40 key managers, to become effective in the event of a change in control of the Corporation, are intended to assure the Corporation and its operating subsidiaries of the continued services of those executives. In general, all provide that, in the event there is a change in control of the Corporation (as defined in the agreements), the executive shall remain employed by the Corporation in his or her then current position at then current base and incentive compensation and benefit levels for a period of three years, subject to earlier expiration because of voluntary resignation (as defined), retirement, disability, or termination for cause as defined and as determined by the Board of Directors, during which the executive is to devote his or her full-time efforts faithfully and efficiently to the Corporation. Should there be both a change in control and a subsequent breach by the Corporation of any of these agreements, the Corporation would become obligated to provide certain severance benefits, including two years' base salary plus twice the average of the prior two or three years' bonuses, and if necessary the costs of enforcement thereof against the Corporation up to $200,000 in each such case provided the executive has acted in good faith. In addition, the Corporation would become obligated to continue the executive's participation in various compensation and benefit plans mentioned in this Proxy Statement in which the executive is participating or was eligible to participate when the agreement became effective, provided the executive does not engage in harmful competition with the Corporation or breach his or her confidentiality obligations. The Corporation is not aware of any current or potential development that would result in a change in control. "Change in control" is defined in the agreements substantially as indicated at page 14.

    Certain provisions of the Internal Revenue Code impose a 20% tax surcharge upon former executives of a corporation and deny Federal income tax deductibility to the corporation as to a significant portion of severance payments made to the former executive because of a change in control if such payments as a whole exceed three times his or her average annual base and incentive compensation for the most recent five years. The amounts estimated to be payable under the agreements, should those agreements become effective, are not believed to be large enough to subject the executives to the surcharge or to deprive the Corporation of any deduction. However, the Corporation has entered into separate agreements with each of the executives involved which, in the event of a change in control and subsequent breach of a contingent employment agreement requiring payment of these severance related benefits, would provide reimbursement for any resulting tax surcharge the executive became obligated to pay ("grossed up" to include any tax due on such additional amounts paid to him or her), up to a specified maximum in each case.

    Were a change in control to occur and were all the contingent employment agreements then to be breached by the Corporation, the aggregate amount of cash that would be payable in respect of all contracts is estimated (as of July 1, 1995, and excluding any gross-up) to be $25,923,384 including the following estimated amounts for the individuals listed in the compensation table on page 11: Mr. Holman, $2,143,013; Mr. Cottone, $1,025,200; Mr. Moussa, $1,058,773; Mr.
Nichols, $1,174,040; and Mr. Rocca, $828,700; and all present executive officers as a group $9,258,400.

    Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder require directors and certain officers and beneficial owners of the Corporation's equity securities to file with the SEC reports about such ownership and changes in ownership. So far as the Corporation is aware, based solely upon a review of the reports known by it to have been filed with the SEC, its compensation programs involving its equity securities, and representations of its directors and officers, all of the required filings for the period beginning July 1, 1994, and ending June 30, 1995, have been timely made except
(a) the Company inadvertently caused Mr. Cottone's initial filing on Form 3 to be filed five days late and (b) in November 1994 a filing to reflect the purchase of 1,000 shares of the Company's Common Stock by Mr. Rocca was inadvertently filed six days late.

                                 AGENDA ITEM 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Since 1913 the firm of Ernst & Young LLP and its predecessors (including Arthur Young & Company), independent auditors, has examined and reported on the financial statements of the Corporation. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Corporation for the year ending June 30, 1996, subject to stockholder approval.

    During the year ended June 30, 1995, Ernst & Young LLP provided the Corporation with audit services, including examinations of and reporting on the Corporation's consolidated financial statements, as well as those of several of its subsidiaries and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the SEC and the annual report to shareholders. Ernst & Young LLP's fees for such services during fiscal 1995, including travel and related expenses, totalled $2,266,950.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They will also be available to respond to appropriate questions of the stockholders.

    Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Corporation's 4% Cumulative Preferred Stock and Common Stock, voting without regard to class.

    THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  STOCKHOLDERS  VOTE   "FOR"
RATIFICATION OF THIS APPOINTMENT (ITEM NO. 2 ON THE PROXY CARD).

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation information for Mr. Holman and the four other executive officers most highly compensated in fiscal 1995. Executive officers are the corporate officers of the Corporation elected by the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM COMPENSATION
                                                    ANNUAL COMPENSATION           ----------------------------------
                                            -----------------------------------
                                                                       OTHER             AWARDS
                                                                      ANNUAL      ---------------------   ALL OTHER
                                                                      COMPEN-     RESTRICTED               COMPEN-
                                             SALARY                   SATION        STOCK      OPTIONS/     SATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)      BONUS ($)     ($)(1)        ($)(2)     SARS (3)     ($)(4)
------------------------------------  ----  ---------   ---------   -----------   ----------   --------   ----------
C.R. Holman
  Chairman, President and CEO         1995  $ 617,520(5) $ 470,000     --         $       0     41,250    $ 9,450
  President and CEO                   1994    525,060     470,000      --           846,973     31,300     13,634
  President and CEO                   1993    433,013(6)   220,000     --           945,638     30,000     15,543
M.G. Nichols
  Senior Vice President, President,   1995    376,200     192,000   $ 50,759(7)           0     20,000      9,450
  Mallinckrodt Chemical, Inc.         1994    341,940     220,000      --           196,763     13,500      7,095
  (all three years)                   1993    322,560     140,000      --           228,600     18,000      6,084
R.G. Moussa
  Senior Vice President, President,   1995    343,200     179,100      --                 0     16,500      9,450
  Mallinckrodt Medical, Inc.          1994    312,000     175,000      --           196,763     13,500     12,948
  (all three years)                   1993    265,937(8)   130,000     --           217,290     12,000      8,920
M.A. Rocca
  Senior Vice President, CFO and      1995    265,320     122,700    333,588(10)          0     13,600      8,358
  Treasurer                           1994     63,176(9)    50,000     --           156,563(11)  12,000         0
P.D. Cottone
  Senior Vice President, President,   1995    225,000(12)   143,700  152,829(13)          0     30,000      9,450
  Mallinckrodt Veterinary, Inc.

----------------------------------

 (1) Consistent with applicable regulations, certain non-cash compensation need not be reported.

 (2) Under the Long-Term Incentive Plan for Senior Management, a three-year Plan which ended June 30, 1994, awards totaling 141,500 restricted shares were made on July 1, 1992, to 45 individuals, including Mr. Holman, 6,600 shares; Mr. Nichols, 7,200 shares; and Mr. Moussa, 2,730 shares. In December 1992, additional awards of 21,810 and 3,870 restricted shares were made to Messrs. Holman and Moussa, respectively, concurrent with promotions. During fiscal 1994, awards totaling 132,832 restricted shares were made to 41 individuals, including Mr. Holman, 28,410 shares; Mr. Nichols, 6,600 shares; and Mr. Moussa, 6,600 shares. Valuation in the Table is based on the market price of the stock at the time of grant. All such restricted shares have vested in accordance with the terms of the Plan. Dividends were paid on the restricted shares at the same rate as paid to all holders of the Company's Common Stock.

 (3) The Company did not grant stock appreciation rights during the last three fiscal years. In fiscal 1993, limited stock appreciation rights, that apply only in the event of a change in control of the Company, were granted in tandem with the reported stock option grants.

 (4) These amounts reflect the Company's contributions under the Investment Plan, which is described on page 15 below.

 (5)   Mr. Holman was elected Chairman of the Board on October 19, 1994.

 (6) Mr. Holman became President and CEO of the Company on December 10, 1992; he served as Vice President and President of Mallinckrodt Medical, Inc. until then.

 (7) The amount indicated for Mr. Nichols for fiscal 1995 includes $17,230 for spousal travel and $12,818 for club dues and expenses.

 (8) Mr. Moussa became an executive officer of the Company on December 10, 1992; he was a Senior Vice President of Mallinckrodt Medical, Inc. until then.

 (9)   Mr. Rocca joined the Company as an executive officer in April 1994.

(10) The amount indicated for Mr. Rocca for fiscal 1995 includes $288,316 for reimbursement of relocation expenses (grossed-up for tax payments) in connection with Mr. Rocca's employment by the Company.

(11) The Company awarded 5,000 restricted shares of its Common Stock to Mr. Rocca in April 1994 concurrent with his employment. All shares will vest two years from the grant date. At June 30, 1995, the market value of these shares was $177,500. Dividends are paid on the restricted shares at the same rate as paid to all holders of Common Stock.

(12) Mr. Cottone joined the Company as an executive officer and as President of Mallinckrodt Veterinary, Inc. in October 1994.

(13) The amount indicated for Mr. Cottone for fiscal 1995 includes $78,692 for reimbursement of relocation expenses (grossed-up for tax payments) in connection with Mr. Cottone's employment by the Company.

STOCK OPTIONS

    The Company has three stock option plans: the Directors Plan described at pages 6-7 above, which is limited to non-employee directors, the 1973 Stock Option and Award Plan (the 1973 Plan) and the 1981 Stock Option Plan (the 1981
Plan). Non-employee directors are not eligible for grants under the latter two plans. The 1981 Plan expired in accordance with its terms on December 16, 1991, except as to then outstanding grants and awards. The terms of options thereunder are substantially the same as the terms of options under the 1973 Plan. The 1973 Plan is a non-qualified plan under Section 401(a) of the Internal Revenue Code. Until fiscal 1990, grants of Common Stock under the 1973 Plan were largely limited to officers and key managers. In 1990, pursuant to amendments approved by the stockholders that enlarged eligibility for grants, all employees of the Company worldwide are now eligible for grants, and the Company has made grants periodically to virtually all of its then current regular employees. The following two tables are summaries of all employee stock options granted in fiscal 1995 and all employee stock options exercised in fiscal 1995 and remaining outstanding at the close of fiscal 1995 for each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                                        ----------------------------------------------
                                                      PERCENT
                                                     OF TOTAL
                                        NUMBER OF     OPTIONS                                   POTENTIAL REALIZABLE VALUE
                                        SECURITIES    GRANTED                                   AT ASSUMED ANNUAL RATES OF
                                        UNDERLYING      TO       EXERCISE                        STOCK PRICE APPRECIATION
                                         OPTIONS     EMPLOYEES   OR BASE                            FOR OPTION TERM (3)
                                         GRANTED     IN FISCAL    PRICE     EXPIRATION  -------------------------------------------
NAME                                       (1)       YEAR (2)     ($/SH)       DATE     0% ($) (4)       5% ($)         10% ($)
--------------------------------------  ----------   ---------   --------   ----------  ----------   --------------  --------------
C.R. Holman...........................    41,250         2.9%     $29.97     12/12/04       $0       $      777,563  $    1,970,513
M.G. Nichols..........................    20,000         1.4%      29.97     12/12/04        0              377,000         955,400
R.G. Moussa...........................    16,500         1.2%      29.97     12/12/04        0              311,025         788,205
P.D. Cottone..........................    13,500         1.0%      31.40     10/18/04        0              266,625         675,540
                                          16,500         1.2%      29.97     12/12/04        0              311,025         788,205
M.A. Rocca............................    13,600         1.0%      29.97     12/12/04        0              256,360         649,672
Gain for all Stockholders at Assumed Rates of Appreciation (5)........................      $0       $1,454,433,080  $3,685,587,150

------------------------------
(1) These awards were made pursuant to the 1973 Plan. Under this Plan, the option price must not be less than 100% of the fair market value of the stock at the time the option is granted. "Fair market value" is defined in the Plan to be the average of the means between the highest and lowest prices at which the stock is traded for each of the fifteen business days preceding the date of grant as reflected on the composite tape of New York Stock Exchange issues. An employee is obligated to remain in the employ of the Company or its subsidiaries for at least one year from the date of grant before he or she may exercise any such option and not more than 50% of the shares granted may be exercised within the twelve months after that year. The option becomes fully exercisable two years after the grant date. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions. The Company did not grant any stock appreciation rights during fiscal 1995.

(2) The Company granted options to purchase a total of 1,406,156 shares of its Common Stock to employees in fiscal 1995, including the options granted to the named executive officers as stated in this table. Options granted to employees in fiscal 1995 have an average exercise price of $30.04 per share and expire at various times, 10 years from the respective grant dates.

(3) Total dollar gains based on indicated rates of appreciation over a 10 year term. Assumed future stock prices are shown in parentheses.

(4) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionees.

(5) Hypothetical dollar gains based on the 76,751,086 common shares outstanding (less shares held in treasury) at June 30, 1995, for comparison with assumed appreciation in shares subject to options granted in fiscal 1995 to each of the named executive officers using a weighted average exercise price of $30.13 per share.

    The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices resulting from the assumed rates of growth, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Company's Common Stock. There is no assurance that the assumed future values reflected in the preceding table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT                  THE-MONEY OPTIONS
                                                                FY-END (1)                   AT FY-END ($)(2)
                   SHARES ACQUIRED   VALUE REALIZED    ----------------------------  --------------------------------
      NAME           ON EXERCISE           ($)         EXERCISABLE   UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
-----------------  ---------------  -----------------  -----------  ---------------  -------------  -----------------
C.R. Holman......             0         $       0         120,650         56,900       $ 937,609        $ 235,781
M.G. Nichols.....             0                 0         117,550         26,750       1,537,352          113,908
R.G. Moussa......             0                 0          46,550         23,250         335,858           94,553
P.D. Cottone..                0                 0               0         30,000               0          146,595
M.A. Rocca.......             0                 0           6,000         19,600          18,300           93,508

------------------------------
(1) Options granted in fiscal 1993 to officers of the Company subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934 have limited stock appreciation rights attached. A limited stock appreciation right is exercisable only if attached to an exercisable option and only in the event of a change in control of the Company. The Company has not granted stock appreciation rights in tandem with any of the options reflected in this table.

(2) Values are based on the June 30, 1995, market price of $35.50 per share less option exercise at base price. These values are presented pursuant to SEC rules and the actual amount, if any, realizable upon exercise will depend upon the market price of the common stock relative to the exercise price per share of common stock at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money options reflected in the table will be realized.

PENSION PLANS

    The Corporation maintains a non-contributory qualified pension plan that covers virtually all salaried employees, including officers, and most non-union hourly employees. The Corporation also has a Supplemental Executive Retirement Plan that provides a supplemental pension benefit for managers above a specified salary grade who have been approved for participation by the Chief Executive Officer. Participants include the named officers and are generally limited to key managers of the Corporation and its subsidiaries.

    Based on certain assumptions, including continuance of the qualified pension plan and the Supplemental Executive Retirement Plan, the following table shows the estimated annual pension benefits that would be payable to participants in both plans at age 65 for various compensation and years-of-service combinations, based upon a straight-life annuity form of benefit. If elected, any of several optional forms of pension (apart from the lump sum option) would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary.

ANNUAL AVERAGE OF HIGHEST
  FIVE YEARS OF COVERED
 REMUNERATION FOR PENSION                            ANNUAL BENEFITS FOR YEARS
  PURPOSES IN TEN YEARS                                 OF SERVICE INDICATED
     PRECEDING NORMAL       ----------------------------------------------------------------------------
     RETIREMENT DATE         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
--------------------------  -----------  -----------  -----------  -----------  -----------  -----------
      $      100,000        $    40,000  $    50,000  $    60,000  $    60,000  $    60,000  $    60,000
             300,000            120,000      150,000      180,000      180,000      180,000      180,000
             500,000            200,000      250,000      300,000      300,000      300,000      300,000
             700,000            280,000      350,000      420,000      420,000      420,000      420,000
             900,000            360,000      450,000      540,000      540,000      540,000      540,000
           1,100,000            440,000      550,000      660,000      660,000      660,000      660,000
           1,300,000            520,000      650,000      780,000      780,000      780,000      780,000

    A subsidiary of the Corporation, Mallinckrodt, Inc., had a separate Supplemental Executive Retirement Plan, a non-contributory, non-qualified pension plan to provide upon retirement an additional pension benefit for its key executives. As amended, the Plan has been incorporated into the Corporation's SERP and now applies only to four current executives of the Corporation (including two of the named executive officers, Messrs. Holman and Nichols). The following table shows the additional amount of retirement benefit payable to those executives at age 65 for various compensation and years-of-service combinations based upon a life only form of annuity:

ANNUAL AVERAGE OF HIGHEST
  THREE YEARS OF COVERED
 REMUNERATION FOR PENSION                     NET ADDITIONAL ANNUAL BENEFITS FOR YEARS
  PURPOSES IN TEN YEARS                                 OF SERVICE INDICATED
     PRECEDING NORMAL       ----------------------------------------------------------------------------
     RETIREMENT DATE         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
--------------------------  -----------  -----------  -----------  -----------  -----------  -----------
      $      100,000        $     4,600  $     5,750  $     1,330  $     6,900  $     6,900  $     6,900
             300,000             13,800       17,250        3,990       20,700       20,700       20,700
             500,000             23,000       28,750        6,650       34,500       34,500       34,500
             700,000             32,200       40,250        9,310       48,300       48,300       48,300
             900,000             41,400       51,750       11,970       62,100       62,100       62,100
           1,100,000             50,600       63,250       14,630       75,900       75,900       75,900
           1,300,000             59,800       74,750       17,290       89,700       89,700       89,700

    Compensation covered by the pension plans will generally be equal to the dollar amounts in the salary and bonus columns of the Summary Compensation
Table. Social security benefits, qualified plan limitations on eligible compensation, and applicable integration adjustments are not reflected in the above tables. The current credited years of service for the individuals named in the Summary Compensation Table are as follows: Mr. Holman, 18 yrs., 10 mos.; Mr. Nichols, 15 yrs., 11 mos.; Mr. Moussa, 17 yrs., 5 mos.; Mr. Cottone, 9 mos.; and Mr. Rocca, 1 yr., 3 mos.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

    See pages 9-10 above regarding contracts with officers and key managers. In 1988 the Corporation adopted the Management Compensation and Benefit Assurance Program to ensure that persons who were then or thereafter became officers and other key managers would receive the compensation and benefits that have been committed to or are reasonably expected by them under the terms of certain unfunded compensation and benefit plans, including reasonable severance in the event of involuntary termination without cause following a change in control. Under the Program trusts have been established (subject to the rights of creditors of the Corporation) and letters of credit have been obtained so that the Corporation's commitments, grants and awards to such personnel will be honored, including deferred compensation, annual bonus, long term incentive compensation, supplemental retirement provisions, contingent employment and gross-up agreements (described at pages 9-10 above), and stock options and related LSARs. The annual cost to the Corporation to maintain the Program in fiscal 1995 was approximately $364,000. The amount of funding under the letter-of-credit arrangements that would occur if the Board of Directors determined funding was appropriate would depend upon the Corporation's outstanding compensation commitments subject to the Program at the time and the extent the Board then determined to fund them.

    Also in 1988, and for the same reasons, the Corporation adopted a severance and benefit assurance policy for all full-time salaried employees assigned to corporate staff functions, exclusive of those having contingent employment agreements referred to above (approximately 64 employees in all). Only such employees who are involuntarily terminated without cause within three years after a change in control of the Corporation would participate. The amount of severance paid would depend upon length of service and salary grade and amount.

    "Change in control" of the Corporation is defined to occur when any of the following occurs: (a) a report under the securities laws is required that a change in control has occurred; (b) a person becomes the beneficial owner of 20% or more of the voting power of the Corporation; (c) the present and their successor directors cease to be a majority of the Board of Directors; (d) a merger of the Corporation in which less than 50% of the voting power is retained by the pre-merger shareholders; and (e) the sale of all or substantially all of the assets of the Corporation. "Absolute Change in Control" means either the occurrence of the event in clause (c) above or a person becomes the owner of 50% or more of the voting power.

INVESTMENT PLAN AND OTHER BENEFITS

    The Corporation has an Investment Plan under which salaried and most non-union hourly employees of the Corporation, including officers, who elect to participate in the Plan may make regular contributions by salary reduction and/or by payroll deduction of from 1% to a maximum of 15% of their annual base salaries. Under the Plan and subject to certain statutory limitations, the Corporation contributes an amount equal to 20%, or such greater amount as may be approved by the Board of Directors, of a participant's contributions up to 6% of his or her annual base salary. For fiscal 1995, the Corporation's contribution in excess of 20% depended and was based upon the Corporation's return on invested capital, and was an additional 85% for a total of 105%. All contributions are invested, as selected by the participant, in a Fixed Income Fund (composed primarily of contracts with two insurance companies), a Mallinckrodt Group Inc. Stock Fund, an S&P 500 Index Fund, and a Balanced Fund. The Corporation's contributions to the Plan on behalf of the named executive officers are reflected in the Summary Compensation Table.

    The Corporation provides life insurance coverage for officers and key employees. Coverage equals up to four times annual salary and is provided at corporate expense, one-half by means of individual permanent insurance (which is to continue in effect after retirement) and the other half by individual term insurance (which will be discontinued at retirement unless the cost is assumed by the executive). The Corporation also maintains a supplemental death benefit program that provides individual pre-tax death benefits up to $2,000,000, depending on a participant's position in the organization, for certain current and former employees, including Messrs. Holman and Nichols.

    The fiscal 1995 cost to the Corporation for present and retired executives in the above life insurance programs was $517,197 of which $47,378 was for officers. The imputed cost of coverage for the named officers is included under Other Annual Compensation in the Summary Compensation Table.

    The Corporation maintains a comprehensive employee benefit program that provides medical, dental, death, disability, and similar benefits in the context of a cafeteria benefit plan as defined in Section 125 of the Internal Revenue Code. Employees may pay for certain benefits by means of salary reduction contributions pursuant to the plan, known as the Flexsecurity Plan.

               REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Company's primary financial objective is to maximize shareholder value over time. To this end, the Company has created a comprehensive business strategy. A primary function of the Organization and Compensation Committee (the "Committee") is to develop and administer total compensation policies that are consistent with the Company's strategic business objectives. The Committee recommends compensation actions for the President and Chief Executive Officer and for all other corporate officers to the Board for approval. The Committee approves the compensation for all other key executives. The Committee is comprised entirely of independent outside directors.

    The Committee adheres to a number of guiding principles in structuring the compensation packages of key executives, including the five named executive officers.

GUIDING PRINCIPLES

    - EQUITY-BASED COMPENSATION. Equity-based plans comprise a major part of the variable portion of total compensation to link compensation to Company performance and shareholder interests.

    - PAY AT RISK. At least half of the TOTAL compensation for executives is comprised of short- and long-term performance-based variable pay. The Committee believes in placing a high percentage of executives' compensation at risk.

    - MANAGEMENT CONTINUITY. Compensation programs are structured to attract, motivate and retain LONG-TERM, those individuals who can contribute to the creation of shareholder value.

    - COMPETITIVENESS. Total compensation is designed to provide executives with an OPPORTUNITY to earn at a level well above comparable companies, IF COMPANY PERFORMANCE IS SUBSTANTIALLY HIGHER THAN THAT ACHIEVED BY OTHER COMPANIES IN THE COMPANY'S "COMPARATOR GROUP" (AS DEFINED BELOW). The Company's ability to significantly challenge and motivate its management team is enhanced by providing executives the opportunity to earn at this level of compensation.

COMPONENTS OF EXECUTIVE COMPENSATION
    The four elements of executive compensation are:

    - Base Salary

    - Annual Incentives

    - Long-Term Incentives

    - Stock Options

    These elements are structured to recognize meaningful differences in individual performance and cumulatively to provide executives with the OPPORTUNITY to significantly exceed competitive levels of total compensation if the Company's performance is significantly better than that of its competitors. In structuring compensation, the Committee reviews competitive data provided by independent compensation consultants. These data compare the Company's compensation levels and practices with a group of companies (the "comparator group") that tend to have similar sales volumes, similar lines of business, and established records of successful performance against financial measures deemed important by the Company. Competitive data for compensation programs includes that from many of the companies in the S&P indices shown in the performance graph on page 19 below.

    The Committee periodically revises the mix of the various components of total compensation. Currently, base salary comprises about 35%, annual incentives approximately 15%, and long-term incentives and stock options about 50% of total compensation. The total compensation program is considered in setting the individual components.

    BASE SALARY. Base salary increases are provided to executives consistent with an evaluation of each executive's performance, salary levels within the comparator group, as well as the performance of the Company as a whole. In addition to measuring performance in financial terms, the Committee also evaluates the success of the executive in areas that cannot be measured by traditional accounting criteria, including the development and execution of strategic plans, the growth and development of management and employees, and the exercise of leadership within the industry and in the communities that the Company serves. Salary reviews normally occur at twelve-month intervals.

    ANNUAL INCENTIVES.    A target  annual  incentive is  established  for  each
eligible executive in the form of percentage of salary range midpoint. Incentives earned are based primarily on: performance of the executive's operating unit (achievement of pre-established profit, return on invested capital, revenue, and cash flow objectives); contribution of the relevant operating unit to implementation of the Company's strategic plan; achievement by the executive's operating unit of non-financial goals, such as employee safety and environmental compliance; and individual performance against pre-established objectives. Actual incentives paid can range from 0% to 175% of target. For the Chief Executive Officer and staff executives, incentives earned are based on Mallinckrodt Group Inc. earnings per share performance, asset management objectives, and individual performance. In fiscal 1995, for each of the presidents of the Company's three primary operating subsidiaries, 50% of the annual incentive was based on the performance of their respective business units and 50% was based on Company performance.

    LONG-TERM INCENTIVES. Long-term incentives comprise about half of the total compensation for key executives, including the five named executive officers. Each of the long-term incentive programs is discussed below.

    - LONG-TERM INCENTIVE PLAN. At the 1994 Annual Meeting, the Company's stockholders approved a new Long-Term Incentive Compensation Plan (the 1994 Plan) for approximately 50 of the Company's key executives. The Plan succeeded a long-term compensation plan for senior management that was in effect for the three prior fiscal years. The 1994 Plan is designed to provide awards based on the attainment of long-term financial objectives as measured over three-year performance cycles. The initial performance cycle is the three-year period commenced July 1, 1994. Awards under the 1994 Plan will be paid 50% in cash and 50% in shares of the Company's Common Stock.

         Target levels of incentive compensation established under the 1994 Plan for each participant are competitive with levels for similar positions within the Company's comparator group. Target levels of compensation will be achieved, however, ONLY if a combination of vigorous financial goals have been achieved at the end of the three-year performance cycle. Such goals will include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific performance goals vary among business groups within the Company and were determined, in part, by reference to the projected performance of other companies in the Company's comparator group (based on published analysts' consensus expectations for such other companies as of Plan inception). Compensation for corporate officers will be based entirely on performance of the Company against established goals. Compensation for all other participants will be based both on performance of the Company and the performance of their business unit against the established goals.

    - STOCK OPTIONS. Non-qualified stock options are granted to provide key executives with the opportunity to acquire an equity interest in the Company, align their interests with that of the Company's stockholders, and share in the appreciation of the value in the Company's stock. Again, grant size and potential compensation value are based on option programs utilized by companies in the comparator group. Normally stock options are granted annually. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT.

         As part of the stock option program, grants are also made annually, on the same date and at the same option price as for executives, to virtually all of the Company's employees on the grant date worldwide.

    As part of their total compensation, executives are also provided with various benefits. In addition to the benefits offered to the general employee population, executives are provided with higher levels of life insurance and disability coverage, as well as benefits such as tax planning, annual physical, and luncheon club memberships for business purposes. The executive officers along with certain other executives are also covered by a Supplemental Executive Retirement Plan (SERP). One of the primary purposes of this Plan is to attract and retain high caliber mid-career talent. Further information on this Plan is provided on pages 13-14.

    The executive compensation programs of the Company cannot anticipate all situations that may occur from time to time. When unusual circumstances occur, the Committee reserves the right to take appropriate actions which, in its best judgment, are in the best long-term interests of the Company and its shareholders.

DISCUSSION OF COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Mr. Holman's compensation for fiscal 1995 was determined in accordance with the executive compensation policies as described above. In addition, the Committee considered the compensation of chief executive officers of other companies in the comparator group.

    Mr. Holman received a merit increase of 10.5% on July 1, 1994 (twelve months from the date of his last increase) which brought his annual base salary to $580,020. With this increase, his base salary was approximately 77% of the CEO level for the comparator group. Effective October 19, 1994, the date of the Annual Shareholders meeting, Mr. Holman received a 10.3% promotional increase concurrent with his election as Chairman of the Board. This placed his base salary more appropriately at about 85% of the level for CEOs of companies within the comparator group.

    Mr. Holman was granted an annual incentive award of $470,000 for fiscal 1995 based predominantly on Mallinckrodt Group Inc. earnings per share, which were slightly above target, as well as his own personal performance.

    On December 13, 1994, the Committee approved a stock option grant for Mr. Holman of 41,250 shares. The number of stock options granted to Mr. Holman is consistent with the targeted levels established for the Chief Executive Officer based on practices within the comparator group.

POLICY ON DEDUCTIBILITY OF COMPENSATION
    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual tax deduction to $1 million per person for compensation paid to the executive officers listed on page 11 of this Proxy Statement, unless certain requirements are met. It is the Committee's policy to maximize the effectiveness, as well as the tax deductibility, of the Company's Executive Compensation Programs. Therefore, the Committee considers it to be in the best interest of the Company's stockholders to retain discretion in the Company's annual incentive program to award executives based on a full range of performance criteria important to the Company's success. As a result of such discretion, compensation paid to covered employees under the annual incentive program will not be exempt from the deduction limit. In order to preserve tax deductibility, the Committee may, but will not be obligated, to award compensation under the annual incentive program on a deferred basis.

    It is presently expected that the compensation paid under the Company's long-term incentive compensation plan will qualify as performance based and will not be counted towards the deduction limit. The Committee's present intention is to comply with the requirements of Section 162(m) unless the Committee feels that such compliance would not be in the best interest of the Company and its stockholders. In view of the compensation levels of the covered employees in fiscal 1995, the Committee expects the impact, if any, on the Company of any loss of deductions resulting from the application of Section 162(m) will be immaterial.

                                          ORGANIZATION AND
                                          COMPENSATION COMMITTEE:
                                          Roberta S. Karmel, Chair
                                          Alec Flamm
                                          Claudine B. Malone
                                          Daniel R. Toll

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Organization and Compensation Committee during any part of fiscal 1995 were at any time in the past an officer or employee of the Company or any subsidiary. There are no executive officer interlocks with another company.

                               PERFORMANCE GRAPH

    The following graph compares the total return (assuming reinvestment of dividends and $100 invested on June 30, 1990) of Mallinckrodt common stock with those of the S&P 500, S&P Health Care Composite, and S&P Specialty Chemicals Group indices:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MALLINCKRODT GROUP     S&P 500      S&P HEALTH CARE      S&P CHEMICALS
Jun-90                        100         100                  100                100
Jun-91                     161.36      107.39               123.86              107.8
Jun-92                     166.35      121.73               133.71             121.51
Jun-93                     158.77      138.26               117.51             143.74
Jun-94                     174.57      140.24               117.54             128.88
Jun-95                     193.88      176.69               169.63             164.63

                           MISCELLANEOUS INFORMATION

    The Board of Directors and management know of no matters that will be presented for consideration at the meeting other than those stated in the Notice of Meeting and described in this Proxy Statement.

    Pursuant to the by-laws of the Corporation, and apart from matters included in the proxy statement, for a matter to be properly brought before the annual meeting for consideration a shareholder must, not less than seventy days and not more than ninety-five days before the date of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Corporation specifying certain details concerning the nature of the proposed business, including the reasons why it is sought to be raised and submitted for a vote of the stockholders, and otherwise meeting certain requirements of the by-laws. Full details regarding the requirements of the by-laws are available upon request to the Secretary. Pursuant thereto, the last day for receipt of such a notice to be effective for this meeting was August 9, 1995. Notwithstanding satisfaction of the notice and other requirements, the proposed business described in the notice may still be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy materials for, the meeting (or any supplement thereto) authorized by the Board of Directors.

    If any matter properly comes before the meeting the persons named in the accompanying proxy will vote such proxy in accordance with their judgment regarding such matter, including without limitation the election of a director or directors other than those nominated herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

    Proxies will be solicited to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegrams by directors, officers, and employees of the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Corporation has retained Georgeson & Co. to aid in the solicitation, at an estimated cost of $9,000 plus expenses. The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Corporation.

    For stockholders who may be interested in submitting a resolution for consideration at the next annual stockholders' meeting, the deadline pursuant to SEC rules for submitting such proposals for consideration for inclusion in the proxy statement will be May 11, 1996. The deadline for receipt of proposals subject to the above by-law will be August 7, 1996, on the assumption the Board will fix the date of next year's meeting on the third Wednesday in October, as has been customary, or if the Board fixes another date, the tenth day following public disclosure of the meeting date. Proposals should be sent to the Secretary of the Corporation, 7733 Forsyth Blvd., St. Louis, Missouri 63105.

    Pursuant to Section 726(d) of the New York Business Corporation Law, shareholders of record entitled to vote for the election of directors are hereby informed that the Corporation has renewed its directors and officers indemnification insurance for a three year period effective June 1, 1995. The insurance carriers are National Union Fire Insurance Co., CNA, Aetna Casualty and Surety Co., Reliance Insurance Co., Federal (Chubb), and Zurich American in various and successive layers of coverage that total $110,000,000 (subject to retention and co-insurance). The annual cost is $620,000. All directors and corporate and staff officers of the Corporation and of its wholly-owned subsidiary corporations are insured thereunder.

                                          By Order of the Board of Directors

                                               [SIGNATURE]
                                          Roger A. Keller
                                          VICE PRESIDENT, SECRETARY AND
                                            GENERAL COUNSEL

Dated: September 8, 1995

                              [MAP]

-------------------------------------------------------------------------------
                                     [Logo]

P            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
R       THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 18, 1995
O
X
Y The undersigned appoints C. Ray Holman, Claudine B. Malone and Morton Moskin, or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 18, 1995, at the Company's subsidiary, Mallinckrodt Chemical, Inc., 3600 N. Second Street, St. Louis, Missouri, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.
                            ------------------------
     Election of Five Directors. Nominees: William L. Davis, III, Roberta S. Karmel, Brian M. Rushton, and Daniel R. Toll, for terms expiring in 1998, and Anthony Viscusi for a term expiring in 1997.


     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------
--------------------------------------------------------------------------------

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
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-----  PLEASE MARK YOUR                                                                                                  ------
  X    VOTE AS IN THIS
-----  EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
PROPOSALS 1 AND 2. AS TO ALL OTHER MATTERS ARISING AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES,
ALL IN ACCORDANCE WITH THE NOTICE AND  PROXY STATEMENT FOR THE MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.
------------------------------------------------------------------------------------------------------------------------------------
                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
------------------------------------------------------------------------------------------------------------------------------------
                  FOR    WITHHELD AS TO ALL NOMINEES                                                         FOR    AGAINST  ABSTAIN
                -------         -------                                                                    -------  -------  -------
1. Election of                           To withhold authority to vote for any  2.  Appointment of
   Directors                             nominee(s), mark the "FOR" box and         independent auditors.
                                         write the name of each such nominee
                -------         -------  on the line provided below.                                       -------  -------  -------

                                                                                3.  In the discretion of the proxies, upon such
                                                                                    other business as may properly come before the
                                                                                    meeting.

-------------------------------------








                                                                                     -------
                                                                                               Please check this box to request a
                                                                                               ticket to the Annual Meeting. A map
                                                                                               to help you locate the site of the
                                                                                     -------   meeting is in the Proxy Statement.


SIGNATURE(S)                                                                                                 DATE            , 1995
              ----------------------------------------------------------------------------------------------      -----------
NOTE:  Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign.  Executors, administrators, trustees, etc. should so indicate when signing.  If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
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